Exhibit 23.1

M&K CPAS, PLLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Z Trim Holdings, Inc.

We hereby consent to the inclusion in this Registration Statement on Form S-1/A of our report dated March 29, 2013, relating to the Company's financial statements for the years ended December 31, 2012 and 2011 and the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC
Houston, Texas
November 1, 2013